UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona		85260-3649
(Address of principal executive offices)		(Zip Code)

(480) 308-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Performance Incentive Plan

     At the 2005 Annual Meeting of Stockholders of JDA Software Group, Inc. (the “Company”) held on May 16, 2005, the Company’s stockholders approved the 2005 Performance Incentive Plan (the “2005 Plan”). The 2005 Plan was adopted in its final form by the Company’s Board of Directors on May 14, 2005, subject to approval of its stockholders, and became effective with such stockholder approval on May 16, 2005.

     Under the 2005 Plan, the Company may grant stock purchase rights, stock bonuses, restricted stock units, performance shares, performance units and deferred compensation awards to employees, directors and consultants for incentive purposes. The approval of the 2005 Plan authorized 1,847,000 shares of the Company’s common stock for use, but limits the numbers of shares that may be issued and cash awarded under each type of award, subject to certain adjustments. A more detailed description of the terms of the 2005 Plan can be found in the Company’s definitive proxy statement for its 2005 annual meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on May 10, 2005, in the section of the Proxy Statement entitled “Proposal 2—Approve Adoption of 2005 Performance Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2005 Plan filed herewith as Exhibit 99.1 and incorporated by reference herein.

Koziol Employment Agreement

     On June 13, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a letter agreement (the “Offer Letter”) and an executive employment agreement (the “Employment Agreement”), each between the Company and Christopher Koziol and collectively defining the terms of his employment with the Company as its Chief Operating Officer. The Company and Mr. Koziol have agreed that his employment commencement date shall be June 21, 2005. Mr. Koziol’s annual base salary is $275,000.

     Mr. Koziol is eligible to receive a target bonus of 100% of his base salary pursuant to the Company’s Management Bonus Plan, based upon attainment of pre-established bonus plan target objectives by Mr. Koziol and the Company. During the first two quarters of Mr. Koziol’s employment, 70% of the bonus award shall be guaranteed subject to the Company’s profitability. Mr. Koziol’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Koziol and the Company. Mr. Koziol is also entitled to participate in the benefit programs generally available to Company employees.

     As provided in the Offer Letter, Mr. Koziol shall receive 50,000 restricted stock units pursuant to the 2005 Plan upon commencement of his employment. The restricted stock units vest 33% on the first anniversary of Mr. Koziol’s employment and in equal portions monthly thereafter for 24 months subject to Mr. Koziol’s continued employment. Mr. Koziol is also eligible each year to receive additional restricted stock units pursuant to the 2005 Plan based upon attainment of the Company’s target earnings per share. Upon a change of control of the Company while Mr. Koziol is still an employee, all restricted stock units held by him shall vest in full. A “change of control” shall be deemed to have occurred upon the happening of either (i) certain persons becoming the beneficial owner of more than 50% of the outstanding voting stock of the Company, (ii) an ownership change event or series of such related events in which the stockholders of the Company immediately before the event(s) do not retain immediately after such event(s) direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company, or (iii) a liquidation or dissolution of the Company.

     Under the Employment Agreement, the Company has the right to terminate Mr. Koziol’s employment at any time. If the Company terminates Mr. Koziol’s employment without cause or for good reason (each as defined in the Employment Agreement), then, subject to Mr. Koziol executing the Company’s then current form of separation agreement and general release, Mr. Koziol will be entitled to receive a severance payment equal to (i) his unpaid base salary to date, (ii) unpaid expenses and fringe benefits and (iii) (a) if after one year of service, 24 months of severance and one year’s expected bonus upon satisfaction of milestones or (b) if prior to one year of service, such amount pro rated by each full quarter of service fulfilled.

     A copy of the Employment Agreement and the Offer Letter is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and each is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of June 21, 2005, Christopher Koziol will become the Company’s Chief Operating Officer. The material terms of Mr. Koziol’s employment agreement and other arrangements with the Company are disclosed in Item 1.01 of this Form 8-K.

     Prior to joining the Company, Mr. Koziol served as Managing Director of Mission Advisors LLC since 2001, providing early stage turnaround consulting, strategy, business development and operations management advisory services to small and medium enterprises. Prior to that, Mr. Koziol served as President and Chief Operating Officer during 2000 to 2001, and as President from 1998 to 2000, with MicroAge Technology Services, Inc. Mr. Koziol received a Bachelor of Science in Business Administration from the University of Arizona. Mr. Koziol is 44 years old.

     On June 20, 2005, the Company issued a press release disclosing the appointment of Christopher Koziol. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.01	Executive Employment Agreement between JDA Software Group, Inc. and Christopher Koziol dated June 13, 2005

10.02	Offer Letter between JDA Software Group, Inc. and Christopher Koziol dated June 13, 2005

99.1	JDA Software Group, Inc. 2005 Performance Incentive Plan

99.2	Press Release dated June 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: June 20, 2005	By:	/s/ Kristin L. Magnuson

Kristin L. Magnuson
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.01	Executive Employment Agreement between JDA Software Group, Inc. and Christopher Koziol dated June 13, 2005

10.02	Offer Letter between JDA Software Group, Inc. and Christopher Koziol dated June 13, 2005

99.1	JDA Software Group, Inc. 2005 Performance Incentive Plan

99.2	Press Release dated June 20, 2005.